UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 17, 2011
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 17, 2011, Pinnacle Airlines Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders at which the Company’s stockholders considered and voted on the proposals described below:

Proposal 1. Election of Directors

The stockholders elected the following persons as Class I Directors of the Company, each to serve until the 2014 Annual Meeting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Ian Massey	14,186,134	814,627	3,048,510
James E. McGehee, Jr.	14,186,134	814,627	3,048,510

The following Directors’ terms of office as a Director continued after the Annual Meeting: Donald J. Breeding, Susan M. Coughlin, Ian Massey, James E. McGehee, Jr., Thomas S. Schreier, Jr., R. Philip Shannon, Alfred T. Spain, and Nicholas R. Tomassetti.

Proposal 2. Advisory Vote on Executive Compensation

The advisory vote to approve, on a non-binding basis, the Company’s executive compensation was approved based upon the following votes:

Votes for approval	14,585,910
Votes against	401,706
Abstentions	13,145
Broker Non-Votes	3,048,510

Proposal 3. Advisory Vote on the Frequency of the Vote on Executive Compensation

The advisory vote on the frequency of future advisory votes on the Company’s executive compensation received the following votes:

For one year	10,545,264
For two years	37,855
For three years	4,405,530
Abstentions	12,112
Broker Non-Votes	3,048,510

Proposal 4. Ratification of Appointment of Independent Auditors

The stockholders voted to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.  The vote by stockholders was as follows:

Votes For	17,943,533
Votes Against	104,495
Votes Abstaining	1,243
Broker Non-Votes	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
May 20, 2011